AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (Amendment) is entered into on July 30, 2017, in order to amend the Stock Purchase Agreement (SPA) by and among L. John Lewis, Andy Tucker, Dante Jones, Wendy Maguire, and Eco Science Solutions, Inc., hereinafter, collectively referred to as the "Parties" and entered into on June 21, 2017.

WHEREAS, this Amendment is effective June 21, 2017, and serves only to amend the following Paragraph 2.6 in the SPA, which states as follows:

2.6 Additional Option. The Company's management believes that it will soon have in place referral relationships with a bank, banks or others that might provide limited banking and merchant services and split the fees from such services with the Company on a basis to be negotiated. The Sellers are continuing to work on obtaining an equity interest in a bank, banking entity and/or an entity that will provide merchant processing (the "Bank Equity").
Sellers have expended the sums necessary to pursue this course of action and will be responsible for continuing to expend necessary sums through a separate company special purpose vehicle ("SPV"). If the SPV acquires the Bank Equity, Buyer shall have an option to acquire one hundred percent of the SPV's Bank Equity interest for a purchase price of fifteen million (15,000,000) shares of the Buyer's stock.
WHEREAS, the Parties agree and hereby do authorize the elimination of the above-referenced Paragraph 2.6, to the extent that the Parties do hereby agree to eliminate the reference to purchasing a SPV's Bank Equity interest for 15,000,000 Shares of the Buyer's stock; and instead, any Bank Equity interest acquired through a SPV by and among any of the Parties shall be assigned to ESSI under the remaining terms of the SPA.
This Amendment amends the provision of Paragraph 2.6 of the SPA, wherein, the provision stating that Sellers will be issued 15,000,000 Shares of the Buyer's Stock, is eliminated.  All other terms and conditions of the SPA remain the same.
The undersigned, by signing below, do hereby acknowledge that they have received, reviewed, understand and agree with the terms set forth in this Amendment to the SPA.
ECO SCIENCE SOLUTIONS, INC.

By:	/s/Jeffrey Taylor	Date:	July 30, 2017
Jeffery Taylor, CEO

By:	/s/L. John Lewis	Date:	July 30, 2017
L. John Lewis

By:	/s/Andy Tucker	Date:	July 30, 2017
Andy Tucker

By:	/s/Dante Jones	Date:	July 30, 2017
Dante Jones

By:	/s/Wendy Maguire	Date:	July 30, 2017
Wendy Maguire

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